UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________________________________________
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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ORIGIN MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)

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ORIGIN MATERIALS, INC.
930 Riverside Parkway, Suite 10
West Sacramento, California 95605
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:30 a.m. Pacific Time on Tuesday, February 17, 2026
Dear Stockholders of Origin Materials, Inc.:

We cordially invite you to attend the 2026 Special Meeting of stockholders (the “Special Meeting”) of Origin Materials, Inc., a Delaware corporation, which will be held on Tuesday, February 17, 2026 at 10:30 a.m. Pacific Time. To facilitate stockholder participation in the Special Meeting, the Special Meeting will be held through a live webcast. In order to attend the Special Meeting, you must register in advance at www.proxyvote.com prior to the deadline of 11:59 p.m. Eastern Time on February 16, 2026. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Special Meeting. You will not be able to attend the meeting in person. The meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
1.To approve the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-two to one-for-fifty, such ratio to be determined in the discretion of our board of directors.
2.To approve the issuance of more than 20% of our issued and outstanding shares of our common stock upon the conversion of the senior secured convertible notes (the “Notes”) we issued to an institutional purchaser pursuant to a securities purchase agreement, dated November 13, 2025, as amended on December 22, 2025.
3.To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on December 22, 2025 as the record date for the Special Meeting. Only stockholders of record on December 22, 2025 are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
On or about January 6, 2026, we expect to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice will contain instructions on how to access our Proxy Statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote promptly via the Internet, telephone or mail.
We appreciate your continued support of Origin.

By order of the board of directors,

John Bissell
Chief Executive Officer
West Sacramento, California
January 6, 2026

TABLE OF CONTENTS

Page
PROXY STATEMENT FOR 2026 SPECIAL MEETING OF STOCKHOLDERS	1
PROPOSAL NO. 1 APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK	5
PROPOSAL NO. 2 APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	20
OTHER MATTERS	21
APPENDIX A - FORM OF CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ORIGIN MATERIALS, INC.	22

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ORIGIN MATERIALS, INC.
PROXY STATEMENT
FOR 2026 SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:30 a.m. Pacific Time on Tuesday, February 17, 2026
This proxy statement (the “Proxy Statement”) and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 Special Meeting of stockholders of Origin Materials, Inc., a Delaware corporation (“Origin” or the “Company”), and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held on Tuesday, February 17, 2026 at 10:30 a.m. Pacific Time. To facilitate stockholder participation in the Special Meeting, the Special Meeting will be held through a live webcast. In order to attend the Special Meeting, you must register in advance at www.proxyvote.com prior to the deadline of 11:59 p.m. Eastern Time on February 16, 2026. After completing the registration, you will receive a confirmation email, which will include information about when you should expect to receive a unique link to gain access to the Special Meeting. You will not be able to attend the meeting in person. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report is first being mailed or available to stockholders on or about January 6, 2026 to all stockholders entitled to vote at the Special Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
What matters am I voting on?
You will be voting on the following proposals:
•the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-two to one-for-fifty, such ratio to be determined in the discretion of our board of directors;
•the approval of the issuance of more than 20% of our issued and outstanding shares of common stock upon the conversion of the Notes we issued to an institutional purchaser pursuant to a securities purchase agreement, dated November 13, 2025, as amended on December 22, 2025; and
•any other business as may properly come before the Special Meeting.
As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Special Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the amendment of our amended and restated certificate of incorporation to effect a reverse split of our common stock at a ratio in the range of one-for-two to one-for-fifty, such ratio to be determined in the discretion of our board of directors.
•“FOR” the proposal to approve the issuance of shares of our common stock upon conversion or otherwise pursuant to the terms of the Notes issued to an institutional purchaser pursuant to a securities purchase agreement, dated November 13, 2025, as amended on December 22, 2025.
Who is entitled to vote?
Holders of our common stock as of the close of business on December 22, 2025, the record date for the Special Meeting (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting.
Registered Stockholders. If on the Record Date, shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Special Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If on the Record Date, shares of our common stock are held on your behalf in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares and are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Special Meeting unless you follow your broker or nominee’s procedures for obtaining a legal proxy. Your broker or nominee is obligated to provide you with instructions to vote before the Special Meeting or to obtain a legal proxy if you wish to vote in person at the Special Meeting. If your broker or nominee is participating in an online program that allows you to vote over the Internet or by telephone, your Notice or other voting instruction form will include that information. If what you receive from your broker or other nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your broker or nominee. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, trustee or other nominee as “street name stockholders.”
A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the Special Meeting for 10 days prior to the Special Meeting upon request to the Office of the Corporate Secretary. Please send the request to Origin Materials, Inc., Attention: Secretary, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605.
What constitutes a quorum for the Special Meeting?
A quorum is required for stockholders to conduct business at the Special Meeting. The presence, in person or represented by proxy, of the holders of one third of the outstanding shares of our common stock is necessary to establish a quorum at the meeting. As of the close of business on the Record Date, there were 152,963,100 shares of our common stock outstanding. Shares present, in person or represented by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a stockholder’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum.
How many votes do I have?
In deciding all matters at the Special Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed to approve each proposal?
•Proposal No. 1: The affirmative vote of the holders of a majority of the total votes cast on the proposal will be required to approve the amendment of our amended and restated certificate of incorporation to effect a Reverse Split of our common stock at a ratio in the range of one-for-two to one-for-fifty, such ratio to be determined in the discretion of our board of directors.
•Proposal No. 2: The affirmative vote of the holders of a majority of the total votes present in person or represented by proxy and entitled to vote will be required to approve the issuance of more than 20% of the issued and outstanding shares of our common stock upon the conversion of the Notes issued to an institutional purchaser pursuant to a securities purchase agreement, dated November 13, 2025, as amended on December 22, 2025.
How do I vote?
If you are a stockholder of record, there are three ways to vote:
•By Internet: You may submit a proxy over the Internet by following the instructions at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on February 16, 2026 (have your Notice or proxy card in hand when you visit the website);

•By Toll-free Telephone: You may submit a proxy by calling 1-800-690-6903 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on February 16, 2026 (have your Notice or proxy card in hand when you call); or
•By Mail: You may complete, sign and mail your proxy card (if you received printed proxy materials) which must be received by us by 11:59 p.m. Eastern Time on February 16, 2026.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank trustee or other nominee in order to instruct your broker or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, by telephone or by Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Special Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.
Can I change my vote after submitting my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before date of the Special Meeting in any one of the following ways:
•You may enter a new vote by Internet or by telephone until 11:59 p.m. Eastern Time on February 16, 2026;
•You may submit another properly completed, proxy card by mail with a later date, which must be received by us by 11:59 p.m. Eastern Time on February 16, 2026; or
•You may send written notice that you are revoking your proxy to our Secretary at Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605, which must be received by us by 11:59 p.m. Eastern Time on February 16, 2026.
If you are a street name stockholder, your broker or nominee can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated John Bissell, Matt Plavan, and Joshua Lee as proxy holders. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described under “How does the board of directors recommend I vote on these proposals?” above. If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned to a later date, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions before the new date, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about January 6, 2026 to all stockholders entitled to vote at the Special Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our Special Meetings of stockholders.

How are proxies solicited for the Special Meeting and who will bear the cost of this solicitation?
Our board of directors is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other nominees, for example banks or agents, holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal No. 1, a “routine” matter under the rules of the New York Stock Exchange (“NYSE”). Your broker will not have discretion to vote your shares on Proposal No. 2, a “non-routine” matter under the rules of the NYSE.
Where can I find the voting results of the Special Meeting?
We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
What is the deadline for stockholders to propose actions for consideration at the 2026 Annual Meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2026 Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to have been considered for inclusion in our proxy statement for our 2026 Annual Meeting of stockholders, our Secretary must have received the written proposal at our principal executive offices prior to November 26, 2025. No such proposals were received. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Origin Materials, Inc.
Attention: Secretary
930 Riverside Parkway, Suite 10,
West Sacramento, California 95605
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2026 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than the close of business on January 6, 2026 and
•not later than the close of business on February 5, 2026.
In the event that we hold our 2026 Annual Meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the 2025 Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2026 Annual Meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2026 Annual Meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2026 Annual Meeting of stockholders is first made.
If a stockholder who has notified us of their intention to present a proposal at an Annual Meeting does not appear to present their proposal at such Annual Meeting, we are not required to present the proposal for a vote at such Annual Meeting.

PROPOSAL NO. 1
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
Our board of directors has adopted and deemed advisable, and is recommending that our stockholders approve, a proposed amendment to our amended and restated certificate of incorporation to effect a reverse stock split (the “Reverse Split”) of all of the outstanding shares of our common stock at a ratio of between one-for-two and one-for-fifty, with such ratio to be determined at the sole discretion of our board of directors and with such Reverse Split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion. The form of the proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Split is attached as Appendix A to this Proxy Statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary or advisable to effect the proposed amendment of our amended and restated certificate of incorporation.
By approving this proposal, stockholders will (i) approve a series of amendments to our amended and restated certificate of incorporation pursuant to which any whole number of outstanding shares between and including two and fifty would be combined into one share of our common stock and (ii) authorize our board of directors to file only one such amendment, as determined by our board of directors in the manner described herein and to abandon each amendment not selected by the board of directors. Our board of directors believes that stockholder approval granting our board of directors this discretion, rather than approval of a specified stock split ratio, provides our board of directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our board of directors may effect only one Reverse Split as a result of this authorization. Our board of directors may also elect not to do any Reverse Split. Our board of directors’ decision as to whether and when to effect the Reverse Split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Split, we will not effect the Reverse Split if our board of directors does not deem it to be in the best interests of the Company and its stockholders. The Reverse Split will take effect, if at all, after it is approved by a majority of the total votes cast on this proposal, is deemed by the board of directors to be in the best interests of the Company and its stockholders, and after filing the amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The total number of authorized shares of common stock will remain at 1,000,000,000, notwithstanding the Reverse Split.
Background
Our common stock is currently listed on The Nasdaq Capital Market. In order for our common stock to continue to be listed on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by The Nasdaq Stock Market LLC (the “Nasdaq”). If we are unable to meet the applicable listing requirements, our common stock will be subject to delisting.
Under Nasdaq’s continued listing requirements for The Nasdaq Capital Market, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.
On April 7, 2025, we received a letter (the “Nasdaq Notice”) from the Listing Qualifications staff of Nasdaq notifying us that for 30 consecutive business days preceding the date of the Nasdaq Notice, the closing bid price of our common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on The Nasdaq Capital Market pursuant to Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq provided us with 180 calendar days, or until October 6, 2025, to regain compliance with the Minimum Bid Price Requirement. On October 7, 2025, we received written notice from Nasdaq notifying us that it had determined that we were eligible for an additional 180-day calendar period, or until April 6, 2026, to regain compliance. Accordingly, our board of directors adopted resolutions, subject to approval by our stockholders, to amend our amended and restated certificate of incorporation to effect the Reverse Split of our common stock at a ratio in the range of one-for-two to one-for-fifty with such ratio to be determined in the discretion of our board of directors. These resolutions were approved as a means of regaining compliance with the Minimum Bid Price Requirement.
Purpose of the Proposed Reverse Split
The board of directors’ primary objective in proposing the Reverse Split is to raise the per share trading price of our common stock. The board of directors believes that the Reverse Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The Nasdaq Capital Market and generate greater investor interest in the Company.
The board of directors believes that maintaining the listing of our common stock on The Nasdaq Capital Market is in the best interests of the Company and our stockholders. If our common stock were delisted from The Nasdaq Capital Market, the board of directors believes that such delisting could adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in our company.
If the Reverse Split is approved by our stockholders and implemented by the board of directors, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Split by our stockholders and implementation by the board of directors, there can be no assurance that the Reverse Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The effect of the Reverse Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split due to, among other reasons, our performance and other factors that may be unrelated to the number of shares outstanding. The common stock could also be delisted from The Nasdaq Capital Market due to our failure to comply with one or more other Nasdaq listing rules.
Effect on Outstanding Common Stock and Authorized Common Stock
The following table illustrates the effects of a one-for-two, one-for-fifteen, one-for-thirty and one-for-fifty Reverse Split on our outstanding common stock as of December 31, 2025 (without giving effect to any adjustments for fractional shares):

	Prior to Reverse Split	1-for-2	1-for-15	1-for-30	1-for 50
Common Stock
Outstanding:	155,216,433	77,608,216	10,347,762	5,173,881	3,104,328

The Reverse Split will affect all of our stockholders uniformly and will not materially affect any stockholder’s percentage ownership interests in our Company or proportionate voting power.
The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.
Effect on Equity Awards and Warrants
If the Reverse Split is implemented, the number of shares of common stock subject to outstanding warrants and the number of shares of common stock subject to outstanding options, restricted stock unit awards and other equity awards, and the number of shares reserved for future issuance and all other share limits, under our 2010 Stock Incentive Plan, 2020 Equity Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan, will be reduced by the same ratio as the reduction in the outstanding shares, in each case rounded down to the nearest whole share. Correspondingly, the exercise price for individual outstanding options and warrants, on a per share basis, will be proportionally increased (i.e., the aggregate exercise price for all outstanding options and warrants will be unaffected (except for the rounding described below), but following a Reverse Split such exercise price will apply to a reduced number of shares), in each case rounded up to the nearest cent. As of December 31, 2025, there were outstanding stock options and warrants to purchase an aggregate of 1,396,560 and 35,476,627 shares of common stock, respectively, at a weighted average exercise price of $0.18 and $11.50 per share, respectively. Assuming, for example, a 1-for-10 Reverse Split, the number of shares covered by outstanding options will be reduced to one-tenth the number currently issuable, and the exercise price of outstanding options will be increased by 10 times the current exercise price, rounded up to the nearest cent.

No Fractional Shares
No fractional shares of common stock will be issued in connection with the Reverse Split. If as a result of the Reverse Split, a stockholder of record would otherwise hold a fractional share, one full share of common stock will be issued in lieu of the issuance of any such fractional share.
By approving the amendment to our amended and restated certificate of incorporation effecting the Reverse Split, stockholders will be approving the combination of any whole number of issued shares of our common stock between and including 2 and 50 shares into one share of common stock.
Accounting Matters
The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Split because there will be fewer shares of common stock outstanding.
Possible Disadvantages of Reverse Split
Even though the board of directors believes that the potential advantages of the Reverse Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Split:
•The reduced number of shares of our common stock resulting from a Reverse Split could adversely affect the liquidity of our common stock.

•A Reverse Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.

•A Reverse Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of fewer than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Split.

•There can be no assurance that the market price per new share of our common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Split. For example, based on the closing market price of our common stock on December 31, 2025 of $0.212 per share, if the stockholders approve this proposal and the board of directors selects and implements a Reverse Split ratio of 1-for-10, there can be no assurance that the post-split market price of our common stock would be $2.12 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

•While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•If the Reverse Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.
Procedure for Effecting Reverse Split
If our stockholders approve the Reverse Split, the Reverse Split would become effective at such time as it is deemed by our board of directors to be in the best interests of the Company and our stockholders and we file the amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. Even if the Reverse Split is approved by our stockholders, our board of directors has discretion not to carry out or to delay the Reverse Split.
No fractional shares of common stock will be issued in connection with the Reverse Split. If as a result of the Reverse Split, a stockholder of record would otherwise hold a fractional share, one full share of common stock will be issued in lieu of the issuance of any such fractional share.
All of our registered holders hold their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive shares of common stock following the Reverse Split. If a stockholder is entitled to shares following the Reverse Split, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Split.
Criteria to be Used for Decision to Apply the Reverse Split
If our stockholders approve the Reverse Split, our board of directors will be authorized to proceed with the Reverse Split for up to one year. If our stock closes at a bid price equal to or greater than $1.00 for the 10 business days prior to the filing of the certificate of amendment with the Secretary of State of the State of Delaware, our board of directors may delay its decision to execute the Reverse Split indefinitely. In that case, if at any time during one year following the Special Meeting our stock price falls below $1.00 for a 30-day period and therefore fails to once again comply with the Minimum Bid Price Requirement, then the Reverse Split may be effected so as to achieve compliance with the Minimum Bid Price Requirement.
No Dissenter’s Rights
Under Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Split and we will not independently provide our stockholders with any such right.
Certain Material Federal Income Tax Consequences of the Reverse Split to U.S. Holders
The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This summary, except for the discussion under “Information Reporting and Backup Withholding,” below is limited to stockholders who are U.S. Holders (as defined below).
The discussion below only addresses stockholders who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Split, including the tax consequences of the Reverse Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the alternative minimum tax or the Medicare contribution tax on net investment income, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the

Reverse Split (whether or not any such transactions are consummated in connection with the Reverse Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our comment stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Split.
Our view regarding the tax consequences of the Reverse Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Split
We intend to treat the Reverse Split as a “recapitalization” for U.S. federal income tax purposes and that any rounding up of fractional shares to the next full share that may apply to a U.S. Holder will be solely to spare us the expense and inconvenience of issuing fractional shares and will not represent separately bargained for consideration paid to a U.S. Holder. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Split. A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Split should equal the aggregate tax basis of the shares of common stock surrendered, and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.
The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Split for them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.
Vote Required
The affirmative vote of holders of a majority of the total votes cast on the proposal will be required to approve the amendment of our amended and restated certificate of incorporation to effect a Reverse Split of our common stock at a ratio in the range of one-for-two to one-for-fifty, such ratio to be determined in the discretion of our board of directors.

Abstentions are not treated as votes cast and, therefore, will have no effect. We have been advised that this proposal will be a discretionary proposal considered “routine” under the rules of the NYSE, which generally controls the ability of brokers to vote or not vote shares held in street name on certain matters, and thus will not result in broker non-votes.

PROPOSAL NO. 2
APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
Overview
On November 13, 2025, pursuant to a securities purchase agreement (as amended, the “Securities Purchase Agreement”), between us and an institutional purchaser, we authorized the sale and issuance of senior secured convertible notes to the purchaser in the aggregate principal amount of up to $100.0 million, which are convertible into shares of our common stock, for consideration consisting of $90.0 million in cash and a 10% original issue discount (the “Note Financing”). On December 22, 2025, we amended the Securities Purchase Agreement and the Notes to, among other things, (i) require the purchaser of the Notes to purchase Notes in additional closings at our request, subject to the satisfaction of certain conditions, as set forth below, and (ii) allow us to guaranty obligations of our subsidiaries with respect to permitted indebtedness and sale leaseback transactions.
At the initial closing of the Note Financing, we issued $16.7 million in aggregate principal amount of Notes to the purchaser. On or after the date that we receive the requisite approval of our stockholders (the “Stockholder Approval”) for the issuance of the shares of common stock issuable upon conversion of the Notes in excess of 30,214,856 shares (which is equal to 19.99% of our common stock outstanding as of the date of the Securities Purchase Agreement), we may consummate additional closings of up to $83.3 million in tranches of up to $25.0 million in aggregate principal amount of Notes not to exceed $50.0 million in total Notes issued during any 12-month period, subject to the prior satisfaction of certain conditions.
As more fully described below, because our common stock is listed on The Nasdaq Capital Market, we are subject to Nasdaq’s rules and regulations. In certain circumstances, we are required to obtain stockholder approval if we issue common stock or securities convertible into common stock that has or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the securities.

Why We Are Seeking Stockholder Approval
Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the shares of common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. On November 12, 2025, the most recent date for which the closing price of our common stock was available upon the execution of the Securities Purchase Agreement, the closing price of our common stock was $0.5076 and the average closing price of our common stock for the five trading days immediately preceding the signing of the Securities Purchase Agreement was $0.52926.
In order to comply with Rule 5635, unless we obtain the approval of our stockholders as required by the Nasdaq, we are prohibited from conducting additional closings and issuing any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of the Notes, if the issuance of such shares of common stock would exceed 30,214,856 shares of common stock (which equals approximately 19.99% of our common stock outstanding as of the date of the Securities Purchase Agreement) (the “Share Cap”).
We are seeking stockholder approval to issue shares of common stock upon conversion of the Notes in accordance with the terms of the Notes, without regard to the Share Cap. If the stockholders approve this proposal, the Share Cap in the Securities Purchase Agreement will be nullified. We are not seeking stockholder approval of the Note Financing.

Effect on the Rights of Existing Common Stockholders
Dilutive Effect of Issuances of Common Stock
Upon Stockholder Approval of this proposal, the conversion of the Notes will not be subject to the “Share Cap” and may be converted into common stock, resulting in a potential issuance of 159,703,591 shares of common stock, based on an initial conversion price of $0.62616 per share.
For illustrative purposes only, the table below shows the number of shares of common stock that would be issuable upon conversion of the Notes at various assumed conversion prices:

Assumed Conversion Price Per Share	Common Stock Issuable upon Conversion of Principal Amount of Notes (1)
$0.10152	758,658,913(2)
$0.25	400,000,000
$0.35	285,714,286
$0.62616	159,703,591
$0.75	133,333,334
$1.00	100,000,000
$1.25	80,000,000
$1.50	66,666,667
______________________

(1) Additional shares of common stock may be issued in lieu of cash interest payments or prepayment fees.
(2) Represents authorized shares of common stock, less outstanding shares of common stock and shares reserved for future issuance pursuant to outstanding warrants and pursuant to our equity incentive plan and employee stock purchase plan as of December 31, 2025.

If our stockholders approve Proposal No. 1 and we subsequently implement a reverse stock split of our issued and outstanding shares of common stock, the assumed conversion price of the Notes will be adjusted accordingly, and we would issue fewer shares of common stock upon conversion of the Notes.
Consequences of Non-Approval
Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If this proposal is approved, the purchaser will be more likely to further fund our business, which would maximize our potential to obtain up to $83.3 million in additional cash from the Note Financing. Such additional funding would provide us with working capital, strengthen our balance sheet (to the extent the Notes are converted) and provide us with additional capital for potential future business opportunities. If this proposal is not approved, we will be unable to obtain the additional $83.3 million in funding until stockholder approval is obtained for this proposal. Any additional meetings and proxy solicitations may result in additional costs and occupy the time of our management and other employees from our day-to-day business operations.
If we fail to obtain stockholder approval of this proposal, we are required to seek approval at a special meeting of stockholders to be held 90 days after this special meeting. If we fail to obtain stockholder approval after such subsequent special meeting, we are required to cause additional stockholder meetings to be held semi-annually thereafter until such stockholder approval is obtained.
Our failure to obtain stockholder approval for this proposal has significant adverse consequences for us with respect to certain provisions in the Notes and Securities Purchase Agreement. As described above, we are permitted to make payments of principal and interest due under the Notes in shares of our common stock provided we satisfy certain conditions. Under the current restriction of the Share Cap, we would be unable to make use of this provision and would have to pay the amounts due in cash, which may, at any point, have a significant adverse impact on our business, financial condition and results of operation.
Summary of the Note Financing
The below summary is intended to provide stockholders with the background of the Notes and the Note Financing in considering whether to approve this proposal. We are not however seeking stockholder approval of the Note Financing.
Initial Closing; Additional Closings
At the initial closing of the Note Financing, we issued $16.7 million in aggregate principal amount of Notes to an institutional purchaser. On or after the date that we receive the Stockholder Approval, we may consummate additional closings of up to $25.0 million per tranche in aggregate principal amount of Notes not to exceed $50.0 million in total Notes being issued during any 12-month period, subject to the satisfaction of certain conditions, including, but not limited to:
•after giving effect to the additional closing, our aggregate indebtedness on a consolidated basis does not exceed 25% of the product of the aggregate number of issued and outstanding common stock held by nonaffiliates on the date of the additional closing multiplied by the lowest volume weighted average price (“VWAP”) during the 30 trading day period preceding the applicable closing date;
•our market capitalization being at least $75.0 million at all times during the 30 trading day period preceding the applicable closing date and on the applicable closing date;
•immediately following the applicable closing, we must have available cash on hand (including cash equivalents) equal to at least two fiscal quarters of reasonably anticipated cash burn plus the amount of anticipated or planned capital expenditures;
•the VWAP of our common stock during the 30 trading day period preceding the applicable closing date and on the applicable closing date equals or exceeds $0.50 per share (as adjusted for stock splits, reverse stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions);
•the daily dollar trading volume during market hours for our common stock on Nasdaq equals or exceeds $750,000 per trading day on at least 20 trading days during the 30 consecutive trading days prior to the applicable closing date; provided, that at least five of the ten trading days immediately preceding the applicable date of determination also exceeds $750,000; and
•satisfaction of certain volume and equity conditions set forth in the Securities Purchase Agreement and the Notes.
Interest
The Notes do not bear interest except upon the occurrence (and during the continuance) of an event of default (see “Events of Default” below). After the occurrence and during the continuance of an event of default, the Notes will accrue interest at the rate of 12.0% per annum.
Security
The Notes are our senior secured obligations. The Notes are secured by a first-priority security interest in substantially all of our personal property assets, subject to customary permitted liens and excluded assets, pursuant to a security agreement between us and the collateral agent (the “Security Agreement”). No subsidiary guarantees or provides collateral for the Notes.
The security interests are perfected by UCC financing statements and, to the extent required under the security agreement, control agreements over certain of our deposit and securities accounts. The liens securing the Notes rank equally with any of our other indebtedness secured by the same collateral and are senior to our unsecured indebtedness to the extent of the value of the collateral.
The Notes require us to maintain unrestricted cash on-hand in a minimum amount of $20.0 million on deposit in accounts subject to deposit and securities account control agreements at all times.
The collateral securing the Notes will be released upon payment in full of the Notes, upon defeasance or satisfaction and discharge of the Notes, or as otherwise permitted under the indenture and security agreement, including in connection with permitted dispositions of collateral.
Ranking
The Notes are our senior secured obligations and:

•rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;
•rank effectively senior to all of our existing and future unsecured indebtedness and to any indebtedness that is secured by liens junior to the liens securing the Notes, in each case to the extent of the value of the collateral securing the Notes;
•rank pari passu in right of payment and security with any of our other senior indebtedness that is secured by the same collateral on an equal and ratable basis; and
•rank effectively junior to:
ͦany existing and future indebtedness of our subsidiaries (which are not obligors under the Notes); and
ͦany of our existing or future indebtedness that is secured by liens on our assets that are senior to the liens securing the Notes, in each case to the extent of the value of the assets subject to such prior liens.
The Notes are secured by a first-priority perfected security interest in substantially all of our existing and future assets, but are not guaranteed by any of our subsidiaries and are not secured by any assets of our subsidiaries.
Maturity Date
Unless earlier converted or redeemed, the Notes will mature on the date that is the 30-month anniversary of the last day of the month in which the closing with respect to the applicable Note occurs.
Conversion
All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at a conversion price which is subject to adjustment as described below.
Conversion Price
The Notes are initially convertible into shares of common stock at the initial conversion price of $0.62616 per share. The conversion price is subject to adjustment for issuances of securities below the conversion price then in effect and for stock splits, combinations or similar events, and as described below in “Adjustments.”
If we fail to timely deliver shares of common stock upon conversion of the Notes, we have agreed to pay “buy-in” damages of the converting holder.
Conversion Amount
A “conversion amount” includes the portion of the principal of the Note to be converted, redeemed or otherwise and all accrued and unpaid interest and late charges with respect to such principal amount and such interest, if any. The number of shares of common stock issuable upon conversion of any conversion amount shall be determined by dividing (i) such conversion amount by (ii) the conversion price.
Installment Conversion or Redemption
Commencing on December 1, 2025, and on the first trading day of the month for each month thereafter, and on the maturity date, unless deferred as described below, we are required to make monthly amortization payments (referred to herein as the “Installment Amount”) which, at our option, may be satisfied in cash or, subject to the satisfaction of certain equity conditions set forth in the Notes, by permitting the holder to convert the monthly amortization payment into shares of our common stock over the course of the applicable month. Such installment conversions shall be satisfied in our common stock at a conversion price equal to the lower of (but no lower than the floor price which is initially $0.10152 (subject to adjustment for stock splits, stock dividends or stock combinations)) (i) the conversion price then in effect and (ii) 92% of the lowest VWAP during the seven consecutive trading days prior to the applicable date of conversion. Upon conversion, we will deliver shares of our common stock as described in this Proxy Statement. The Installment Amount equals (i) $3.0 million if paid in cash or (ii) if satisfied with shares of common stock, an amount equal to the greater of (x) $2.0 million and (y) 20% of the aggregate daily traded volume of the common stock on Nasdaq over the course of the applicable month.
As referenced above, the floor price is $0.10152; provided that we may at any time during the term of a Note, at our sole option, reduce the then current floor price of each of the Notes to any amount not greater than such then current floor price.
Notwithstanding the foregoing, the holder may, at its sole option, elect to defer any installment amount for a particular calendar month until a subsequent calendar month selected by the holder.

Conversion Limitation and Exchange Cap
A holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.
In addition, unless we obtain the approval of our stockholders as required by the Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of the Notes, if the issuance of such shares of common stock would exceed 30,214,856 shares of common stock (which represented approximately 19.99% of our common stock outstanding as of the date of the Securities Purchase Agreement).
Events of Default
Definition of “Events of Default”
The Notes include standard customary events of default, including, without limitation (and, where applicable, subject to any cure periods set forth in the Notes):
•suspension of trading of our common stock on The Nasdaq Capital Market;
•our failure to timely convert the Notes;
•our failure to maintain the required share reserve for the Notes;
•any payment default under the Notes or other related transaction documents;
•any default, redemption or acceleration of $4.0 million or more of our indebtedness or of any of our subsidiaries;
•our bankruptcy, insolvency or liquidation (whether voluntary or involuntary);
•any final judgment for the payment of money aggregating in excess of $2.0 million are rendered against us and/or any of our subsidiaries (not subject to appeal, indemnity or insurance);
•breaches of representations, warranties and covenants in the Notes or any other transaction documents;
•failure to maintain at least $20.0 million in unrestricted cash subject to control agreements in favor of the holder;
•if Matt Plavan resigns, becomes unable to perform, or ceases to serve in his current position as chief financial officer and an acceptable replacement is not appointed within 30 days thereafter, or John Bissell resigns, becomes unable to perform, or ceases to be employed in his current positions as chief executive officer, and an acceptable replacement is not appointed within 30 days thereafter; or
•any security documents, fail or cease to create a separate valid and perfected lien on the collateral.
Effect of an Event of Default
If an event of default occurs and is continuing, the Note shall become due and payable, at the holder’s election, in cash at an amount representing 110% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, and any other amounts due under the Notes, without the requirement for any notice or demand or other action by the holder or any other person or entity. Upon the occurrence and continuation of an event of default, default interest shall accrue at an annual rate of 12%.
Rights Upon Change of Control
Change of Control
In the event of transactions involving a change of control (as defined in the Notes), the holder of a Note will have the right to force us to redeem all or any portion of its Note at a price equal to 110% of the amount being redeemed.
Adjustments
Fundamental Transactions
If we undergo a merger, consolidation, sale of substantially all of its assets, tender offer resulting in a change of control, reclassification or reorganization of its common stock, or other similar transaction, a holder converting Notes after such transaction will be entitled to receive the same kind and amount of securities, cash or other property that such holder would have received had the Notes been converted immediately prior to the transaction.  The conversion price will be adjusted accordingly to reflect the value of such consideration.  We will cause any successor entity to assume its obligations under the Notes.
Stock Dividends, Splits and Reclassifications
The conversion price will be adjusted in the event of any stock dividend or other distribution payable in shares of common stock, any subdivision or combination of outstanding common stock (including reverse stock splits), or any reclassification of common stock into other capital stock.
Dilutive Issuances
If we issue or are deemed to issue shares of common stock or common stock equivalents at an effective price per share below the then-current fixed conversion price (a “Dilutive Issuance”), the conversion price will be reduced to the lowest VWAP of the common stock during the five trading days following the issuance or announcement of such Dilutive Issuance, subject to a minimum floor price. No adjustment will be made for “Exempt Issuances” as defined in the Securities Purchase Agreement.
Rights Offerings and Pro Rata Distributions
If we issue rights, warrants or other purchase privileges to holders of our common stock, or declare dividends or other distributions of its assets, securities or property to stockholders, holders of the Notes will be entitled to participate on a pro rata basis as if their Notes had been converted in full, subject to applicable beneficial ownership limitations.
Voluntary Adjustments
We may, with the consent of the holder, reduce the conversion price for any period of time deemed appropriate by our board of directors.
Notice of Adjustments
We will notify holders promptly of any adjustment to the conversion price and of certain corporate actions, such as dividends, rights offerings, mergers or other transactions that would affect conversion rights.
Redemptions at Our Election
We shall have the right to redeem all, but not less than all, of the conversion amount then remaining under any outstanding Notes at any time at a redemption price equal to 110% of the conversion amount subject to redemption. Additionally, upon any optional redemption, we will issue to the holders a warrant to purchase shares of common stock for a number of shares of common stock equal to 65% of the principal amount of the Notes being redeemed divided by the conversion price then in effect and having an exercise price equal to the conversion price then in effect, which exercise price shall be subject to adjustment pursuant the Notes, which will be immediately exercisable for a period equal to the remaining time between the optional redemption date and the maturity date plus six months, and will provide for registration rights and cashless exercise.
Covenants
We will be subject to certain customary affirmative and negative covenants regarding the incurrence and rank of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. We also will be subject to a financial covenant that requires us to maintain available cash in the amount of $15.0 million at all times.
Participation Rights
Until the date that is the later of (i) the date that is 12 months after the maturity date and (ii) if there is an additional closing, the date that is 12 months after the maturity date of the Notes issued in the additional closing, the holders have the right, but not the obligation, to participate in any issuance by us or our subsidiaries of any privately placed preferred stock, common stock, options or securities convertible into shares of common stock (an “Equity Subsequent Financing” and together with a Debt Subsequent Financing (as defined below), a “Subsequent Financing”) up to a maximum of 35%, in the aggregate, of the total securities to be issued and/ financing amount to be funded in such Subsequent Financing (the “Participation Maximum”).
In addition, until the date that is the later of (i) the date that is 12 months after the maturity date and (ii) if there is an additional closing, the date that is twelve months after the maturity date of the Notes issued in the additional closing, we will use our best efforts to allow the holders to participate in (x) any issuance by us or our subsidiaries of any privately place Indebtedness (as defined in the Securities Purchase Agreement) or equity-linked Indebtedness with a Cost of Capital (as defined in the Securities Purchase Agreement) greater than 15% or (y) the incurrence by us or our subsidiaries of

Indebtedness that constitutes a Variable Rate Transaction (as defined in the Securities Purchase Agreement) (each, a “Debt Subsequent Financing”) up to the Participation Maximum. If the lender or lenders of the Debt Subsequent Financing refuse to permit any holder to participate in such Debt Subsequent Financing, then the holder’s Participation Maximum for such Debt Subsequent Financing will automatically increase to 100%.
The holders may participate on the same terms, conditions and price provided to other investors in such Subsequent Financing.
We have agreed with the holders that if any holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing will not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the holders from participating in a Subsequent Financing, without the prior written consent of such holder.
The participation rights described above do not apply to any:
•Exempt Issuance (as defined in the Securities Purchase Agreement),
•any shares of common stock issued and sold pursuant to an “at-the-market” offering program at prevailing market prices for the common stock by a bona fide investment bank, and shall not include equity line of credit, and
•any underwritten publicly marketed Subsequent Financing.
Vote Required
The affirmative vote of the holders of a majority of the total votes present and entitled to vote will be required to approve this proposal. Abstentions will have the effect of a vote against this proposal. We have been advised that this proposal is considered to be “non-routine” under the rules of the NYSE, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. Broker non-votes on this proposal will have no effect and will not be counted towards the vote total for this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of December 31, 2025 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 155,216,433 shares of our common stock outstanding as of December 31, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of December 31, 2025 and issuable upon the vesting of restricted stock units (“RSUs”) held by the person within 60 days of December 31, 2025. However, we did not deem such shares of common stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Origin Materials, Inc., 930 Riverside Parkway, Suite 10, West Sacramento, California 95605. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders:
Artius Acquisition Partners LLC(1)	12,826,667	7.7%
Named Executive Officers and Directors:
John Bissell(2)	2,400,371	1.5%
Matt Plavan(3)	685,069	*
Joshua Lee(4)	373,807	*
Kathleen B. Fish(5)	278,183	*
William J. Harvey(6)	329,417	*
John Hickox (7)	110,937	*
Craig A. Rogerson (8)	—	*
R. Tony Tripeny (9)	392,243	*
Jim Stephanou (10)	—	*
All executive officers and directors as a group (9 persons) (11)	4,570,027	2.9%
______________________
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)Includes (1) 1,500,000 shares of common stock held by Artius Acquisition Partners LLC (“Artius”) and (2) warrants to purchase 11,326,667 shares of common stock held by Artius. Boon Sim is a founding member of Artius and can exercise voting and investment power with respect to the common stock held by Artius, and may be deemed to beneficially own such shares. The principal business address for Artius is c/o Artius Acquisition Inc., 3 Columbus Circle, Suite 2215, New York, NY 10019.
(2)Consists of 1,397,958 shares of common stock held directly by Mr. Bissell, 952,413 shares of common stock issuable to Mr. Bissell pursuant to options exercisable within 60 days of December 31, 2025, and 50,000 shares of common stock that will be issued within 60 days of December 31, 2025 upon the settlement of performance-based RSUs (“PSUs”).
(3)Consists of 658,280 shares of common stock held directly by Mr. Plavan and 26,789 shares of common stock that will be issued within 60 days of December 31, 2025 upon the settlement of PSUs.
(4)Consists of 331,876 shares of common stock held directly by Mr. Lee, 16,931 shares of common stock issuable to Mr. Lee pursuant to options exercisable within 60 days of December 31, 2025 and 25,000 shares of common stock that will be issued within 60 days of December 31, 2025 upon the settlement of PSUs.
(5)Consists of 278,183 shares of common stock held directly by Ms. Fish.
(6)Consists of 170,683 shares of common stock held directly by Mr. Harvey and 158,734 shares of common stock issuable to Mr. Harvey pursuant to options exercisable within 60 days of December 31, 2025.
(7)Consists of 110,937 shares of common stock held directly by Mr. Hickox. Does not include: (i) 407,225 shares of common stock that Mr. Hickox has deferred for future issuance pursuant to vested RSUs and (ii) 91,912 shares of common stock that will vest within 60 days of December 31, 2025 pursuant to RSUs, which shares Mr. Hickox has deferred for future issuance.
(8)Does not include 375,293 shares of common stock that Mr. Rogerson has deferred for future issuance pursuant to vested RSUs.
(9)Consists of 319,243 shares of common stock held directly by Mr. Tripeny and 73,000 shares of common stock held by the Revocable Trust of R. Tony Tripeny. Does not include 98,930 shares of common stock that Mr. Tripeny has deferred for future issuance pursuant to vested RSUs.
(10)Does not include 169,667 shares of common stock that Mr. Stephanou has deferred for future issuance pursuant to vested RSUs.
(11)Includes shares of common stock beneficially held by the executive officers and directors.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Proxy Statement, Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker (if you are a beneficial owner) that we or they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, including the Notice, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify your broker or us. Direct your written request to us to Origin Materials, Inc., Attention: Investor Relations, 930 Riverside Parkway, Suite 10, West Sacramento, California 95605 or by telephone at (916) 231-9329. In the event a stockholder that received multiple copies would like to receive only one copy for such stockholder’s household, such stockholder should contact their bank, broker, or other nominee record holder, or contact us at the above address or phone number.

OTHER MATTERS
The board of directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By order of the board of directors,

John Bissell
Chief Executive Officer
West Sacramento, California
January 6, 2026

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ORIGIN MATERIALS, INC.

Origin Materials, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of this corporation is Origin Materials, Inc.

SECOND: The original Certificate of Incorporation of this Company was filed with the Secretary of State of the State of Delaware on June 24, 2021 and effective at 5:15 p.m. on June 24, 2021. The Amended and Restated Certificate of Incorporation of this Company was filed with the Secretary of State of the State of Delaware on June 24, 2021 and effective at 12:01 a.m. on June 25, 2021.

THIRD: Paragraph A of Article IV of the Company’s Amended and Restated Certificate is hereby amended and restated to read in its entirety as follows:1

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and
“Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,010,000,000 shares, consisting of (i) 1,000,000,000 shares of Common Stock, having a par value per share of $0.0001 and (ii) 10,000,000 shares of Preferred Stock, having a par value per share of $0.0001.

Effective upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [two (2), three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9), ten (10), eleven (11), twelve (12), thirteen (13), fourteen (14), fifteen (15), sixteen (16), seventeen (17), eighteen (18), nineteen (19), twenty (20), twenty-one (21), twenty-two (22), twenty-three (23), twenty-four (24), twenty-five (25), twenty-six (26), twenty-seven (27), twenty-eight (28), twenty-nine (29), thirty (30), thirty-one (31), thirty-two (32), thirty-three (33), thirty-four (34), thirty-five (35), thirty-six (36), thirty-seven (37), thirty-eight (38), thirty-nine (39), forty (40), forty-one (41), forty-two (42), forty-three (43), forty-four (44), forty-five (45), forty-six (46), forty-seven (47), forty-eight (48), forty-nine (49), fifty (50)] shares of Common Stock issued immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one (1) share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock, following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such stockholder), shall be entitled to one full share of Common Stock for such fractional shares of Common Stock.

THIRD: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

__________________________________
1 The board of directors of the Company (the “Board”) adopted a resolution approving forty-nine (49) separate amendments to the Amended and Restated Certificate of Incorporation of the Company. These amendments approve the combination of any whole number of shares of Common Stock between and including two (2) and fifty (50) into one share of Common Stock. By approving Proposal No. 1, you are approving each of the forty-nine (49) amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Company and its stockholders. The other forty-eight (48) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all forty-nine (49) proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its Chief Executive Officer on , 2026.

Origin Materials, Inc.

John Bissell
Chief Executive Officer

ORIGIN MATERIALS, INC.
930 RIVERSIDE PKWY.
SUITE 10
WEST SACRAMENTO, CA 95605

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ORGN2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82537-S26087

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORIGIN MATERIALS, INC.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V82538-S26087

ORIGIN MATERIALS, INC.
SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 17, 2026 AT 10:30 AM PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) John Bissell, Matt Plavan and Joshua Lee, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ORIGIN MATERIALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:30 AM Pacific Time, on February 17, 2026, virtually at www.virtualshareholdermeeting.com/ORGN2026SM, and any adjournment or postponement thereof and further authorize(s) such proxies to vote such shares in their discretion upon such matter as may properly come before such Special Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matter is properly presented at the Special Meeting of Stockholders, or any adjournment or postponement thereof, this proxy will be voted in the named proxies' discretion on such matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

Continued and to be signed on reverse side